SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Blue Nile, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1963165

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

705 Fifth Avenue S, Suite 900, Seattle, WA	98104

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement number to which this form relates:	333-113494

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1.       Description of Registrant’s Securities to be Registered.

          A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 64 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-113494, initially filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2004, as amended April 19, 2004, May 4, 2004 and May 13, 2004, and is incorporated herein by reference.

Item 2.       Exhibits.

Exhibit
Number	Description of Document
3.1*	Amended and Restated Certificate of Incorporation of Blue Nile, Inc. to be filed on closing of the offering.

3.2*	Amended and Restated Bylaws of Blue Nile, Inc. to be filed on closing of the offering.

3.3*	Sixth Restated Certificate of Incorporation of Blue Nile, Inc.

3.4*	Bylaws of Blue Nile, Inc.

3.5*	Amendment to Bylaws of Blue Nile, Inc.

4.2*	Specimen Stock Certificate.

4.3*	Amended and Restated Investor Rights Agreement dated June 29, 2001 by and between the registrant and certain holders of the registrant’s preferred stock.

*	Filed as a like-numbered exhibit to the S-1 Registration Statement, as amended, and incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Nile, Inc.

(Registrant)

Date: May 13, 2004	By:	/s/ Mark Vadon

Mark Vadon
President and Chief Executive Officer